Exhibit 5.1

[LETTERHEAD OF CRAVATH, SWAINE & MOORE LLP]

March 24, 2006

Blount International, Inc.
Blount, Inc.
Registration Statement on Form S-3

Dear Sirs:

We have acted as counsel to Blount International, Inc., a Delaware corporation (the “Company”), and Blount, Inc., a Delaware corporation (“Blount”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to (1) the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) senior debt (the “Senior Debt”) of the Company to be issued under an Indenture (the “Senior Indenture”) to be entered into among the Company, Blount and a trustee (the “Senior Trustee”), (ii) subordinated debt of the Company and Blount (the “Subordinated Debt” and, together with the Senior Debt, the “Debt Securities”) to be issued under an Indenture (the “Subordinated Indenture”) to be entered into among the Company, Blount and a trustee (the “Subordinated Trustee”), (iii) preferred stock (the “Preferred Stock”) of the Company and/or (iv) common stock, par value $.01 per share (the “Common Stock” or the “Primary Shares”) of the Company; and (2) the registration under the Securities Act and the proposed offering and sale from time to time pursuant to Rule 415 under the Securities Act by certain stockholders (the “Selling Shareholders”) of the Company of up to 9,248,218 shares (the “Resale Shares”, and together with the Primary Shares, the “Shares”, and the Shares, collectively with the Debt Securities, the Preferred Stock and the Common Stock, the “Securities”) of the Company’s outstanding common stock, par value $.01 per share.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and Blount and documents furnished to us by the Company and Blount without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) any Securities to be issued will be issued and sold, and the Resale Shares will be offered and sold, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1.  with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Senior Trustee or Subordinated Trustee, as applicable, (D) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) and any officers of the Company delegated such authority have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters if the Company is to issue the Debt Securities, (E) the Board of Directors of Blount or a duly constituted and acting committee thereof and any officers of Blount delegated such authority have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters if Blount is to issue the Debt Securities and (F) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company or Blount, as applicable, enforceable against the Company or Blount, as applicable, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2.  with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid, and nonassessable; and

3.  with respect to the Shares, if both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Shares (other than the Resale Shares) and related matters and (B) certificates representing the Shares (other than the Resale Shares) have been duly executed, countersigned, registered, and delivered either (i) in accordance with an applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock or Resale Shares) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the Primary Shares will be, and the Resale Shares are, validly issued, fully paid, and nonassessable.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Common Stock or Resale Shares on behalf of the Company, in the Prospectus and in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto.

                  Very truly yours,

                  /s/ CRAVATH, SWAINE & MOORE LLP

Blount International, Inc.
Blount, Inc.
     4909 SE International Way
           Portland, OR 97222-4679